Form C

Cover Page

Name of issuer:

Tesseract Space, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 5/15/2017

Physical address of issuer:

16242 Plummer Street
North Hills CA 91343

Website of issuer:

http://tesseract.space

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

12/14/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$272,432.00	$0.00
Cash & Cash Equivalents:	$272,432.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$90.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($250,893.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Tesseract Space, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jacob Teufert	CTO	Tesseract Space, Inc.	2017
Jeff Gibson	COO	Tesseract Space, Inc.	2017
Erik Franks	CEO	Tesseract Space, Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jacob Teufert	CTO	2017
Jeff Gibson	COO	2017
Erik Franks	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jacob Teufert	3000000.0 Common Stock	31.0
Jeff Gibson	3000000.0 Common Stock	31.0
Erik Franks	3000000.0 Common Stock	31.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Tesseract has demonstrated hypergolic ignition but needs to work through design, manufacture, and test of our propulsion system. We have experience doing this work but engineering can take longer than expected. Our primary risk is burning through capital before completion of space qualification. Our estimate is January 2019. A green light schedule is Fall 2018 and yellow light Summer 2019. Our fundraise is to extend runway into 2019.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Completing contracting takes longer than expected. We have a proposal we are competing for that is working toward a decision on 300 satellites with our propulsion system. It is expected that contracting will be in Q1 2019 at which point a payment of $5M would be received for non-recurring engineering out of the $50M contract award. Contracting can take time with large aerospace firms and we must have sufficient runway to reach initial payment.

If our competitors lower their prices below our break even for initial product build then this could be problematic. Competition from other more established companies in the industry may have more tools, capital and resources upon which to rely, which could be a threat to our growth.

Our future success depends on the efforts of key personnel and consultants, especially our founders, Erik, Jeff and Jacob. We heavily rely on our small management team. The loss of services of our founders or any key personnel may have an adverse effect on us. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

It would be problematic if we don't win government grants such as NASA or DOD SBIR other solicitations. These are from $125k to $2M grants which are non-diluting. Grants would help pay for testing and qualification but funding should be available from investors or customer contracts. Despite the fact that we have previously won SBIR and Tipping Point contracts there is still no guarantee that we will win more.

Electric propulsion continues to take market share from chemical propulsion, including our product. Electric propulsion for huge satellites is high efficiency but for small satellites major technical challenges have been found shrinking high voltage electronics required. Electric also requires abundant solar energy to offer any performance and for the growing low Earth orbit market satellites are eclipsed 50% of the time by the Earth leading to poor performance. With the cost of launch being reduced by SpaceX, Rocket Lab, and Virgin Orbit the mass savings of electric propulsion are not worth the 1000x lower thrust available and 3-12 month transfer times, compared to hours for our system.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 95% of these funds would be sufficient to finish the vacuum chamber so that we can start the testing of our rockets in "a space like environment". Following this we can sign the official contracts. 5% Wefunder intermediary fee

---

If we raise: **$575,000**

Use of Proceeds: 95% will allow us to complete testing and space qualification of our 1N (1/4 lb f) thrusters and associated propulsion system. We've received LOI's for 200-300 propulsion systems each year at a price of $500k each. 5% Wefunder intermediary fee

---

If we raise: **$1,070,000**

Use of Proceeds: 95% will allow us to complete testing and space qualfication of our 1N and 450N thrusters and associated propulsion systems. We've received LOI's for hundreds of systems per year and have additional interest for more products including this 450N rocket engine. Our 450N rocket will allow access to the Moon, Mars, or asteroids with small spacecraft and there is significant demand from customers. 5% Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors, or
- (ii) if the valuation for the company is more than **$7 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $250,000 of the securities, investors will receive a valuation cap of $6,000,000.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	9580583	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	05/30/17
Amount	$19,995.00
Interest rate	0.0% per annum
Discount rate	0.0%
Uncapped Note	Yes
Maturity date	05/30/22

Y Combinator

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	SAFE	$0	General operations
5/2017	Section 4(a)(2)	Convertible Note	$19,995	General operations
5/2017	Section 4(a)(2)	Common stock	$5	General operations
6/2017	Section 4(a)(2)	SAFE	$100,000	General operations
8/2017	Section 4(a)(2)	SAFE	$15,000	General operations
9/2017	Section 4(a)(2)	SAFE	$10,000	General operations
11/2017	Section 4(a)(2)	SAFE	$322,000	General operations
11/2017	Section 4(a)(2)	SAFE	$10,000	General operations
12/2017	Section 4(a)(2)	SAFE	$47,500	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The Second Space Race is here. There are 23,000+ satellites planned to launch in the next 8 years, up from the 1,500 currently in orbit. All satellites need propulsion to get into orbit and stay there, but the current options use toxic fuels or perform poorly – and they're all expensive. So, we invented a new system: it's twice as good and half the cost of our closest competitor, which is why we already have letters of intent that add up to $150M in annual revenue.

The in-space propulsion market is currently $9.2B and growing 22% annually. We are on the cusp of massive satellite market that can bring Internet access to the entire world, vastly expand our Earth-imaging capabilities, and contribute to humanity in ways we haven't even imagined yet. Simply put, our propulsion system is better and cheaper than all the other options. We have a real opportunity to be on every satellite heading to space.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Tesseract Space, Inc. was incorporated in the State of Delaware in May 2017.

Since then, we have:

- Letters of intent exceed $150M in annual revenue.
- Y Combinator 2017 alum. Other alumni include Dropbox, Stripe, and Airbnb.
- Current in-space propulsion market is $9.2 billion.
- 22% annual market growth rate.

Historical Results of Operations

Our company was organized in May 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $90. Our gross margin was 100.0%.
- *Assets.* As of December 31, 2017, the Company had total assets of $272,432, including $272,432 in cash.
- *Net Loss.* The Company has had net losses of $250,893 for 2017.
- *Liabilities.* The Company's liabilties totaled $0 for 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $5 in equity, $19,995 in convertibles, and $504,500 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 11 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 14 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Tesseract Space, Inc. cash in hand is $215,262, as of February 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $25,000/month, for an average burn rate of $25,000 per month. Our intent is to be profitable in 11 months.

No material changes. We're continuing to work on the design, build, and test of thrusters and components for our first product line, while engaging in ongoing discussions with prospective customers.

We are in discussions with large satellite constellation builders and companies seeking rockets for the first commercial Lunar mission later this year. If one of these contracts is secured we will have funding of $1.5M-$5M. Expenses will increase if we raise over $750k total as we've set that milestone to hire additional employees to accelerate development and testing of our propulsion systems.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://tesseract.space//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- SAFE (Simple Agreement for Future Equity)
- Early Bird SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Erik Franks
- Jacob Teufert
- Jeff Gibson

Appendix E: Supporting Documents

JOIN THE TESSERACT COMMUNITY

Raised $960,468 from 1256 investors on Dec 16 2018

Higher-performance, cheaper propulsion systems for satellites

All satellites need propulsion to get into orbit and stay there, but the current options use toxic fuels or perform poorly – and they're all expensive. So, we invented a new system: it's twice as good and half the cost of our closest competitor.

3d printing · tech infrastructure · hardware · science · space · b2b · y combinator



Erik Franks
CEO
Previous startup had 50 employees and shipped 1.6m orders. Built and test flew an airplane.


TESSERACT
Thrusters for
small satellites

YC Demo Day (Summer 2017)

Why you may want to invest

1. Y Combinator 2017 alum. Other alumni include Dropbox, Stripe, and Airbnb.

Our Ambition

We are on the cusp of a massive satellite market that will bring Internet access to every corner of the world, vastly expand our Earth-imaging capabilities, and contribute to humanity in ways we haven't even imagined yet. Simply put, our propulsion system is better and cheaper than all the other options. We have a real opportunity to be on every satellite heading to space.

https://tesseract.space

North Hills, CA

The Rapidly-Changing Satellite Industry Needs a Better Propulsion System. So We Made One.

Satellites Are Getting Smaller and Cheaper

We're at the dawn of a new era in satellites. Most of the 1,500 satellites currently in space are large machines that cost upwards of $300 million each. Driven by the large drop in cost to launch a satellite, companies are now launching many small, inexpensive satellites instead of a few large ones. By having a blanket of small satellites, we can send the Internet to hard-to-reach places and expand satellite-powered observation to improve our understanding of the planet we call home.





Current Propulsion Systems Are Too Expensive for Small Satellites

All satellites need propulsion, but the traditional systems, designed in the 1960s, were meant for large satellites. They rely on highly toxic fuels and require expensive materials. Just fueling the system costs $500,000, in addition to the cost of the propulsion system itself! For a large $300 million satellite, this high cost was a drop in the bucket. But for cost-sensitive small satellites, the old technology is far too expensive.

Our System Performs Twice as Well for Half the Price









For small satellites, the status quo is simply too expensive. Operators can't afford to spend $500,000 just to fuel a satellite, not to mention the cost of the propulsion system itself. Our system solves both these problems without compromising performance.

Our propulsion technology can work for satellites of any size. We've identified 100kg satellites as our go-to-market opportunity because they're a large section of the upcoming market and our customers building these satellites are searching for propulsion that better meets their needs.

Meet the Founders



Erik Franks

CEO

Previous startup had 50 employees and shipped 1.6m orders. Built and test flew an airplane.



Jacob Teufert

CTO

Worked on Space Shuttle and at Aerojet, the largest builder of satellite rocket engines today.



Jeff Gibson

COO

Built guided missiles at United Technologies & developed guidance systems for reusable rockets.

Raised $1,484,968From 1258+ Investors

Jacob Gibson

Founder of NerdWallet. Entrepreneur-in-Residence and Investor at 500 Fintech.

Y Combinator

Seed funded 1500+ startups (including AirBnB) with total valuation over $85 billion. 70 startups valued over $100m.

Nick Ladd

Software Engineer at Wefunder

Lauren George

Austin Moss

An accounting Ph.D. student with research interests in the informational economics underlying market efficiency (alphanomics), market microstructure, and company valuation.

Carlos J Abad

Angel Investor in South America and mentor of startups

MORE INVESTORS

Interview

Wefunder interviewed Erik Franks on February 18, 2018.

– COLLAPSE ALL

WF: What is Tesseract?

FRANKS: Tesseract is a space transportation company that builds maneuvering rocket propulsion systems for satellites. All satellites need propulsion but current options are expensive, toxic, and/or have poor performance. We offer a better, safe-to-handle, higher-performance propulsion option for the large number of small satellites that will soon be flying in space.

WF: What's the propulsion system for?

FRANKS: The satellite's propulsion system allows it to maneuver to its desired operational orbit after being launched and to keep itself there. Satellites get to space by riding on a launch vehicle, like Falcon 9, but can't remain in their desired orbit without onboard propulsion to provide "stationkeeping". Propulsion is also used to change to a different orbit. When the satellite is first launched into space, often it needs to shift to a different position on the orbital ring, or to move to a higher altitude orbit than where it's delivered by the launch vehicle. Then, over the course of its lifetime, the satellite must use occasional propulsion to maintain that orbit. Lastly, at the end of a satellite's life, it also needs propulsion to deorbit into the Earth's atmosphere so that there isn't a buildup of debris in space.

WF: How is your system better than the old way of propelling satellites?

FRANKS: The engines and other subcomponents used in conventional propulsion systems were mostly developed at the beginning of the Space Age, back in the 50s and 60s, and have not been improved much since then. They also typically use hydrazine fuel. It's high performance, remains stable for years in space, and has been used in operational satellites for decades. The challenge with the chemical is that it's extremely toxic. It's worse than the chemical weapons that were used during World War I in Europe, so safely handling it drives a huge amount of fueling cost for the satellite operators down here on Earth. Imagine if you had to fuel up your car with Sarin gas, and you'll have an idea what it's like to fuel up a satellite today. Satellite manufacturers build the entire satellite system, and at the last minute they have to have everyone else leave the facility and spend about three days fueling the satellite with highly trained technicians in expensive hazmat suits. It's a very expensive operation, taking about a dozen people and costing as much as half a million dollars per satellite. Traditional propulsion systems also need to use very expensive materials such as platinum, resulting in a high cost just to build the hardware.

Our hardware is the alternative to that. By designing our thrusters so they can use modern low-toxicity fuels, we eliminate the high cost of fueling the satellite. In addition to lowering the handling hazards and cost, the fuel offers higher specific impulse (the spacecraft equivalent of miles per gallon) than the incumbent standard. The fuel also burns at a lower temperature, allowing for the use of cheaper materials to keep costs low.

WF: What's the specific innovation you've made to satellite propulsion?

FRANKS: Our innovation is in designing a new kind of satellite thruster that can use low-toxicity fuels and is optimized to be made with modern manufacturing techniques and automation, instead of conventional manual manufacturing, to drive large reductions in hardware cost.

We identified an opportunity to use a chemical system of two different liquids with a simple, passive ignition method. The chemicals used are far less toxic than traditional fuels, resulting in significantly safer and more affordable handling before launch. Our thrusters are fine-tuned to take maximum advantage of the new propellants and provide superior performance at reduced hardware cost.

The technology is extremely difficult (it is literally rocket science!). However, we're more agile than our incumbent competitors and have the experience needed to bring these products to market quickly. Even if our largest competitor wanted to pursue similar technology, it would still take them years to get up to speed and have a product that's ready to fly in space.

WF: Can you give a brief overview of satellites in space?

FRANKS: There are about 1,500 satellites in space today. Up until recently, these satellites have been manufactured by large defense contractors and government agencies, and would typically fly for 15 to 20 years before being retired. Often times those satellites would cost $300 million or more and weigh several thousand kilograms. They are very expensive and the programs to develop them could take 10 or more years for each satellite. That's changing today with small satellites. SpaceX and other launch companies have lowered the cost of launch by 40% which is allowing the space industry to grow quickly.

This cost reduction, along with Moore's law, is resulting in an influx of smaller telecommunications satellites that are networked together into orbital constellations. This new generation of satellites weigh more like a hundred kilograms each, and are intended to be replaced every 3 to 5 years to ensure the latest technology is on-orbit. The growth of this new kind of communications satellite is driven by the growing demand for high-speed internet access across the globe. Only about 50% of the world's population is on the internet today, and the demand for broadband connectivity is growing exponentially. Fiber optics can only cover a fraction of the people who still don't have online access, while satellites can deliver ubiquitous internet coverage to every location on Earth.

In addition to communications, another growing segment for commercial satellites is Earth observation. There is rapid growth in capability for imaging and signal monitoring satellites to feed the growing demand for data across nearly every industry on the planet. Everything from agriculture, transportation, urban planning, climate science, and more are benefiting from increased insight provided by space-based data. These satellites need propulsion, and no system currently on the market can meet the cost and performance required by these commercial endeavors.

WF: How do you see the industry growing or evolving?

FRANKS: It is still the early days for the use of commercial satellites in space. There are about 1,500 satellites currently up in space, and there have been over 23,000 announced just in the last few years. Estimates are that at least 50% of those will get flown. SpaceX by itself is talking about over 7,000 satellites. OneWeb is talking about 2,700 satellites. These companies have already built factories and they're putting a lot of money into this. A large Japanese bank called SoftBank has invested $1.5 billion into the OneWeb constellation of satellites for telecommunications. It's something that's well-financed and is moving quickly towards deployment into space.

WF: Why do companies make different sizes of satellites?

FRANKS: Large communications satellites are an artifact of the earlier days of aerospace, when launch was more expensive and it was beneficial to have a small number of geostationary satellites (your satellite dish could be pointed at one spot in the sky and never have to move). These satellites have to be positioned in very high orbits, and are designed to service a large number of signals over a large geographic area, for an operational life of up to 20 years to make the business case close. These factors drove designs that had to reliably survive in a harsh environment (even for space) for a long time, resulting in a snowball effect on the cost of building, launching, and operating satellites. This older model is similar to how mainframes were used during earlier days of computing.

Large satellites have been used because launch was 70% more expensive before SpaceX brought lower prices to the market. SpaceX is continuing to drive prices lower, and Blue Origin, led by Jeff Bezos of Amazon, is likely to add even more competition. Small satellites can do much of the work of large satellites of decades past because of Moore's Law. Due to the effects of Moore's law and significant reduction in launch costs, the industry is shifting to a different model, where fleets of small satellites are taking over. Small satellites, positioned in Low Earth Orbit (LEO), can be used in a networked configuration that allows for high bandwidth and low latency using smaller electronics. Lower cost to build and launch these satellites mean that their operational lifetime can be on the order of 3-5 years, allowing for the use of cheaper commercial electronics and compounding the cost savings. While our systems are scalable to a wide range of sizes, this class of satellite is where the largest growth is, and it's also where our technology can make the biggest impact.

WF: What could go wrong?

FRANKS: We've removed a significant portion of the technical risks. The chemistry and physics work, and now we are simply working through standard engineering design, testing, and space qualification. We may have to do some iterations on the design to get to that 99% efficiency that we and our customers are looking for. One of the challenges that we could hit is that we may have to do a bit more iteration than we're expecting, and that could drive additional costs for unforeseen hardware and testing.

Though developing rockets is always risky, it's something we've done before. We've solved tough engineering problems, and understand how to get a system from concept to production.

WF: What would your main competitor tell me is not good about what your company is doing?

FRANKS: Their concern would likely be that we haven't flown in space and haven't completed qualification testing. The space industry has historically been fairly risk-averse due to the cost of production and launch, but many of our customers are fed up with the status quo and are looking for ways to disrupt the current system. Our primary goal to address this is to build up the test equipment that will allow us to do hot-fire tests in a simulated space environment. Once we've demonstrated further maturity of the technology, there are opportunities with several customers to sell products that will fly in space.

WF: Do you have to pay for your own testing?

FRANKS: For most testing, yes. We use our own equipment for hot-fire testing of thrusters, and contract out environmental testing (thermal, vibration, radiation, etc.) to various test service providers. Some potential customers have offered testing services at their facilities, which may become available as part of future contracts.

WF: How does your propulsion system compare to other systems?

FRANKS: A figure of merit often used for spacecraft propulsion is something called Isp, or Specific Impulse. It's a measure of efficiency for rockets, similar to MPG for cars. New low-toxicity monopropellant systems being offered by competitors have an Isp of about 206 seconds, which is a significant compromise over traditional hydrazine bi-propellant systems (approximately 300 seconds). It's about a 33% discount in performance per pound or kilogram of fuel. Our systems have an Isp of up to 320 seconds, allowing for safer, environmentally friendly propulsion without compromising performance.

Some small satellite platforms use a method called differential drag for orbit phasing. They open up their solar panels and slowly maneuver using air resistance in the upper atmosphere. Using differential drag can take several months for newly launched satellites to reach their intended orbit, meaning a significant delay before they start producing valuable data and revenue. Since the satellite has a limited orbital lifetime, this revenue, which can easily be millions of dollars, is not just delayed but lost entirely. By adding our propulsion system, the satellites can maneuver to their desired orbit in a matter of minutes, and start generating revenue almost immediately to make the most of the satellite's lifetime.

WF: Do you see the company's focus staying on propulsion systems or will that focus change as the industry evolves?

FRANKS: Our focus will grow to include space transportation systems on a larger scale. Once we've established ourselves as a propulsion system supplier, we will develop the next generation of "space tugs" and rocket stages to move materials around the solar system.

One of the big things that's allowed small satellites to come online and for large numbers of them to be flying is Moore's Law. Cheap chips and everything else that's coming off cell phones is going into satellites and allowing them to go from a mainframe model of a few satellites flying each year to more of a cell phone model with thousands and eventually, millions of satellites. That's going to make a big difference for the industry.

But propulsion and physics don't conform to Moore's Law. There's nothing in there that's going to benefit from that. There has been a similar system flown on satellites since the very beginning of the Space Age back in the '50s, and there have been very few updates. The same model numbers have been on those satellites since the 1960s. What we're doing is disrupting a market that's been the same for more than 50 years.

One of the challenges is that satellites are a very conservative industry, and if you're flying a few $300 million satellites a year, then you're willing to take on the huge operational cost of fueling, and you'll choose a system that works even if it's super toxic and very expensive. But for small satellites, the status quo doesn't work. You can't spend half a million dollars just to fuel each satellite when you're flying 2,000 of them. That's our opportunity.

WF: You've mentioned a couple things that are left to do: figure out the injection system, test it in a vacuum, get it on a rocket and get it into space. Is there anything else you're focused on?

FRANKS: These are the primary milestones we're pursuing to commercialize our first products, but we do have some longer-term projects we're working on as well. In particular, we're making development plans for larger scale propulsion systems and stages using cryogenic propellants, electric propulsion, and even nuclear power! The transportation capability we develop will help explore the solar system and enable the new in-space economy.

WF: Who would be your next hire?

FRANKS: Our next hire will be another propulsion test engineer to help get us through development and qualification testing. We have several interested and highly qualified candidates that we've worked with before that will join as our next employees. Additional hires are needed as we scale the company because every rocket must be thoroughly tested before shipment. If we're shipping 200 systems a year we'll need to grow significantly.

WF: What's the endgame for a business like yours?

FRANKS: Ultimately, our goal is to become the premiere space transportation company of the 21st century. As earth's economic sphere expands further outward, there will be exponentially increasing demand for transportation of commercial and scientific spacecraft, raw materials, and even humans. To position ourselves for this future, we're building a business to address the current limitations of in-space propulsion. Our first products will be used by companies that are launching telecommunications and Earth observation satellites, as well as exploratory missions to the Moon, Mars, and Near-Earth Asteroids.

We'll use the revenue from our initial chemical propulsion products to fuel development in electric and nuclear systems as the demand for transportation grows. We'll expand our product line to work with large satellites, interplanetary spacecraft, launch vehicles, and eventually, space tugs moving extremely valuable, raw materials around the solar system.

WF: How and why did your team get into satellite propulsion?

FRANKS: Jake and Jeff have known each other since college, and we met several years ago at a previous job. We each have over a decade of experience in aerospace, developing complex propulsion systems for missiles, satellites, and even the Space Shuttle. We worked together for almost four years on several projects, including rocket engines for NASA, and a reusable launch program for the Department of Defense and DARPA.

We've all been interested in the commercialization of space for a long time, and have been quietly looking for opportunities to help the industry. The timing is right for better satellite propulsion, so we quit our jobs to build just that.

WF: Why are you uniquely qualified to make this happen?

FRANKS: I have an economics degree from the University of Texas at Austin, and Master's degree in Space Studies from International Space University. After undergrad, I started my first company, an online bookseller called Frugal Media. I ran it successfully for nine years, building it up to 50 employees, and shipping over 1.6 million items to customers. After realizing I was interested in aerospace, I sold the business and spent two and a half years building my first airplane. After completing and selling the aircraft, I obtained my Master's in Space Studies and worked for several years developing and operating reusable rockets.

Jake and Jeff both have undergraduate degrees in Aerospace Engineering, as well as Master's degrees in Space Systems and Aerospace Engineering. They've been working together on projects since undergrad, and each have over 10 years of experience in aerospace. Jake worked on propulsion and pyrotechnic systems on the Space Shuttle, before going to Aerojet Rocketdyne, the largest manufacturer of in-space propulsion systems. Jeff worked at Goodrich and UTC Aerospace, developing guidance, navigation, and control systems for missiles. More recently, they both worked for several years in Mojave building reusable rockets, which is where we met.

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Alan Jacobson May 22

Hi, great answers to these questions - thoughtful and seemingly transparent. My only hesitation has to do with others with deep pockets making these same improvements. In one place you say it would take a competitor "years" to get to where you are, yet from the looks of it you really ramped up just a year ago or so. If a company already had a ton of resources to dedicate, why would it take them so long to get to where you are. Related: I completely understand the fact that you are not pursuing patents, but can you give more detail as to why it would be so difficult for another company to figure out what you've done? (I'm concerned that if it was a major innovation maybe it would be worth patenting because it would not have too many work arounds.) By the way, have you seen the company on another site developing a system that launches satellites from a hot air balloon already close to low orbit altitude? Thanks!

Erik Franks CEO FOUNDER Aug 22

We are talking with lawyers about patenting certain innovations. There are a lot of steps particular to aerospace that lead to long development timelines. If a competitor even just copied a product but had no spaceflight heritage or testing data and went to customers they would not be able to sell without completing the same effort. Even once that's completed they would only have equal performance with less spaceflight time. We don't intend to stand still and will continue to advance our products over time and expect to have economies of scale that allow us to reduce cost of production and improve efficiency and performance.

Alan Jacobson Apr 19

Hi, it's great to learn something from these pitches - nice presentation and certainly a compelling niche. My questions: 1. Is anything about your system proprietary? 2. Given how potentially fruitful this area is, can you say more about the competitive landscape? 3. I know you can't say exactly what is in the LOIs, but can you clarify a little further (because anyone can write a non-binding LOI) - do they trigger at certain milestones or something? 4. Finally, you allude to having a solid runway, but can you clarify what funding you'll need to get from here to actual revenue and then to cash flow neutral (and along the way, how can we be sure that there will be a conversion event)? Thanks very much.

Erik Franks CEO FOUNDER Apr 19

Hi Alan - Thanks for your interest in Tesseract.

1. Yes, all our thruster and propulsion system designs are proprietary.

2. Competitors break into three large categories:

-Toxic chemical
-Green chemical
-Electric

Toxic chemical propulsion (hydrazine, etc) is high performance, but has high safety/handling costs and expensive hardware. It's dominated by large aerospace primes like Aerojet Rocketdyne. It has worked well for large GEOsats, but all the market growth is in small LEOsats, which want something that is more cost effective and uses low-toxicity propellant.

Green chemical is in its infancy. Most of the focus has been on building thrusters to use fuels called ionic monopropellants, which are made by dissolving a caustic oxidizer salt in a small amount of water and liquid fuel (ammonia, methanol, acetone, etc.). We've worked on designs like these at other companies. They're low performance compared to the heritage toxic propellants, they're very corrosive because the propellant is basically saltwater on steroids (you can only use treated titanium tanks for instance, everything else rusts away), and their flame products are also very aggressively corrosive, so the thrusters have to be built from platinum alloys. The only company that has flown anything is Bradford ECAPS on Planet's Skysats. Aerojet has been working on their own thrusters for these propellants for quite some time and has repeatedly delayed first flight due to ongoing development issues.

Electric is where most other startups have focused. These thrusters use electric power to ionize and accelerate a propellant rather than chemical/thermal energy. It's very high specific impulse (rocket "miles per gallon") but it's very, very low thrust because it is limited by the external power source (typically solar panels), and it's been hard to scale down to smallsat size. Large systems for GEOsats have flown. The biggest issue with electric is that low thrust means very long transfer times. A satellite with an electric prop system will typically need months to get to a revenue-generating orbit, versus a few hours with high-thrust chemical. Also, although the high specific impulse means less mass is needed for fuel, at the small scale the additional mass required for high-power electronics, batteries, and large solar arrays means that you lose a lot of that advantage. We are actually pretty positive on electric propulsion for larger systems and high-impulse interplanetary missions (especially when tied in with a high power density space-qualified nuclear reactor), but don't think it's the right solution for the high growth LEO small satellite market. Our customers have so far agreed.

3. They are non-binding, so they don't have an explicit trigger. However, all of those customers have indicated vacuum hotfire testing as the major milestone they want to see. We are currently constructing our vacuum test stand explicitly for that purpose.

4. We need about another $500K to complete the testing milestones that will be required to get initial pilot contracts. To get to cash flow neutral will require us to get a production contract, which we anticipate requiring a team size ramp to about 15 and the purchase of capital equipment. We need to raise a series A of about $5-7M to accomplish this. Raising a priced round would trigger the SAFE conversion.

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Jeff Gibson • 3rd

Founder, COO at Tesseract

Tesseract • North Carolina State University

Fremont, California • 218

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Experience

Founder, COO
Tesseract
May 2017 – Present • 1 yr

Lead GNC Systems Engineer
Masten Space Systems
Dec 2013 – May 2017 • 3 yrs 6 mos
Mojave, CA

Senior Engineer
UTC Aerospace Systems
Jun 2008 – Nov 2013 • 5 yrs 6 mos
Vergennes, VT

Media (4)

Talon Laser Guided Rocket

Multi-Service S

Education

North Carolina State University
Master of Science (MS), Aerospace Engineering
2011 – 2013